Exhibit 99.1

ShiftPixy Announces Sponsorship of Four SPAC Offerings

MIAMI, April 29, 2021 (BUSINESS WIRE) — ShiftPixy, Inc. (NASDAQ: PIXY), a Florida-based staffing enterprise, which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy,  today announced that the Company, through a newly formed wholly-owned subsidiary, has been identified as the sponsor in registration statements on Form S-1 filed with the Securities and Exchange Commission (“SEC”) relating to proposed initial public offerings of the following four Special Purpose Acquisition Companies (SPACs):

-	Industrial Human Capital, Inc., which proposes to offer 25 million units to the public, comprised of one share of common stock and one-half of one redeemable warrant, at a price of $10 per unit, and use the proceeds to acquire one or more light industrial staffing companies;

-	Vital Human Capital, Inc., which proposes to offer 25 million units to the public, comprised of one share of common stock and one-half of one redeemable warrant, at a price of $10 per unit, and use the proceeds to acquire one or more health and nursing staffing companies;

-	TechStackery, Inc., which proposes to offer 25 million units to the public, comprised of one share of common stock and one-half of one redeemable warrant, at a price of $10 per unit, and use the proceeds to acquire one or more technology staffing companies; and

-	Insurity Capital, Inc., which proposes to offer 50 million units to the public, comprised of one share of common stock and one-half of one redeemable warrant, at a price of $10 per unit, and intends to use the proceeds to acquire one or more commercial insurance company “shells” licensed to conduct business throughout the United States.

The business address and contact information for each of the SPACs is c/o ShiftPixy Investments, Inc., 501 Brickell Key Drive, Suite 300, Miami, FL 33131. The telephone number is 800-475-3655 and the email contact for investors is InvestorRelations@shiftpixy.com.

These offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed, or as to the actual size or terms of the offerings. Each of the proposed public offerings described above is being underwritten by A.G.P/Aliiance Global Partners as sole book-running manager, with Brookline Capital Markets, a division of Arcadia Securities, LLC, serving as co-manager. It is anticipated that the offerings will commence simultaneously within the next 45 to 60 days, and will be preceded by various “road-show” events that will be organized by the underwriters, and during which potential investors will have the opportunity to direct questions to the management of the SPACs regarding these proposed offerings.

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Registration statements relating to these securities have been filed with the SEC but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offerings will be made only by means of a prospectus. Copies of the preliminary prospectus, when available, may be obtained from: A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read the prospectus.

About ShiftPixy

ShiftPixy (PIXY) provides a disruptive human capital management platform, revolutionizing employment in the Gig Economy by delivering a next-gen mobile engagement technology to help businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s nearly 25 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offerings. No assurance can be given that the offerings discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the SPACs and ShiftPixy, including those set forth in the Risk Factors section of each registration statement and the preliminary prospectus included therein. Copies are available on the SEC’s website at www.sec.gov. The SPACs and ShiftPixy undertake no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

INVESTOR CONTACT: Investor.Relations@ShiftPixy.com 800.475.3655

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